Exhibit 4.1

[The securities represented by this Unit Certificate (including the underlying common stock, warrant and the securities issuable upon exercise of the underlying warrant) have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction, and may not be transferred in violation of such act and laws, or an exemption from registration therefrom.

The securities represented by this Unit Certificate (including the underlying common stock, warrant and the securities issuable upon exercise of the underlying warrant) are subject to additional restrictions on transfer and other agreements set forth in (I) the Letter Agreement, dated as of [], 2008, as may be amended from time to time, by and among the holder, the Company and Banc of America Securities LLC and (II) the Warrant Agreement, dated as of [    ], 2008, as may be amended from time to time (the “Warrant Agreement”), by and between the Company and the Warrant Agent. Copies of such agreements may be obtained by the holder hereof at the Company’s principal place of business without charge.](1)

SPECIMEN UNIT CERTIFICATE

No. U-	UNITS
CUSIP No.:

iSTAR ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                    is the owner of                           Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of iStar Acquisition Corp., a Delaware corporation (the “Company”), and one (1) warrant (the “Warrant”) of the Company. The Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment as set forth in the Warrant Agreement). The Warrant will become exercisable on the later of (i) the Company’s consummation of an initial Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company) and (ii)                             , 2009 [one year after the date of the final prospectus relating to the initial public offering of the Units], and will expire unless exercised before 5:00 p.m., New York City time, on                     , 2013 [five years after the date of the final prospectus relating to the initial public offering of the Units], or earlier upon redemption of the Warrants by the Company. The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately until five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriter’s over-allotment option in connection with the Company’s initial public offering (the “IPO”) or the exercise in full of such underwriter’s over-allotment. Further, in no event will the separate trading of the Common Stock and the Warrants comprising the Units represented by this certificate begin until the Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission,

(1) Include in initial units, private placement units and co-investment units.

which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of its IPO and any proceeds received by the Company from the exercise of the underwriter’s over-allotment option, and having issued a press release announcing when such separate trading will begin. The terms of the Warrant are governed by the Warrant Agreement and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, NY 10004, and are available to any holder of the Warrants on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

iSTAR ACQUISITION CORP.

CORPORATE

DELAWARE

SEAL

2007

By:
Chairman	Chief Executive Officer, President and Secretary

Countersigned By:
Transfer Agent

iSTAR ACQUISITION CORP.

The Company will furnish without charge to each securityholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of security or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	–	as tenants by the entireties	(Cust) (Minor)
JT TEN	–	as joint tenants with right of	under Uniform Gifts to
		survivorship and not as tenants	Minors Act
	in common			(State)

Additional Abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                       HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE)

                                                       UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                            ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).